UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

Bluerock Multifamily Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Senior Vice President and Chief Financial Officer

On August 5, 2013, Jerold E. Novack notified the Company of his resignation as Senior Vice President and Chief Financial Officer of the Company, effective August 9, 2013. The resignation will allow Mr. Novack to further focus on his duties at our sponsor, Bluerock Real Estate, L.L.C. Mr. Novack’s resignation was not the result of any disagreements with the Company relating to the Company’s accounting principles or practices, financial statement disclosure or the adequacy or effectiveness of the Company’s internal controls and procedures for financial reporting. Mr. Novack remains as Chief Financial Officer and Senior Vice President – Asset Management of Bluerock Real Estate L.L.C., and will remain available to assist Mr. Vohs in his role of Chief Accounting Officer of the Company, as needed.

Appointment of Chief Accounting Officer

On August 5, 2013, the Board of Directors of the Company appointed Christopher J. Vohs, age 37, to serve as the Chief Accounting Officer of the Company. Mr. Vohs was appointed Chief Accounting Officer of the Company to serve in such capacity, effective August 5, 2013, until his successor is elected and qualifies or until his earlier death, resignation or removal. The appointment of Mr. Vohs as the Chief Accounting Officer of the Company was not made pursuant to any arrangement or understanding between him and any other person.

Since July 2010, Mr. Vohs has worked closely with Mr. Novack in his role as CFO of the Company, and has served as the Chief Accounting Officer for our sponsor, Bluerock Real Estate, L.L.C., and for our advisor, Bluerock Multifamily Advisor, L.L.C., both of which are affiliates of the Company. In his role as Chief Accounting Officer for Bluerock Real Estate, L.L.C. and Bluerock Multifamily Advisor, L.L.C., Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies.

Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010 where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on mid-size to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Dated: August 9, 2013	By:	/s/ Jordan Ruddy
Jordan Ruddy
President and Chief Operating Officer